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                                                                    EXHIBIT 32.2

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                (18 U.S.C. 1350)

     The undersigned, Michael J. Cunningham, Senior Vice President and Chief Financial Officer of Aeropostale, Inc. (the "Company") has executed this certificated in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2003 (the "Report").

     The undersigned hereby certifies that to his knowledge:

          3. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

          4. The information contained the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9th day of September, 2003.

                                               /s/ MICHAEL J. CUNNINGHAM
                                          --------------------------------------
                                                  Michael J. Cunningham
                                             Senior Vice President and Chief
                                                    Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Exchange Act. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.